Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Exhibit 21

SUBSIDIARIES OF THE REGISTRANT



                                                              Subsidiary State
                                                Percent of    of Incorporation
Parent                       Subsidiary         Ownership     or Organization
Home Building Bancorp, Inc.  Home Building
                             Savings Bank, FSB    100%           Federal

Home Building Savings Bank,
FSB                           White River Service
                                Corporation       100%           Indiana